UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

UNIWELL ELECTRONIC CORPORATION

(Exact name of small business issuer as specified in its charter)

Delaware                   333-127170                                     98-0476582

  (State or other Jurisdiction         (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                     Number)

3950 Worthview Place

Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Uniwell Electronics Co. Ltd. (“Uniwell”) entered into a Letter of Intent to Purchase, dated May 3, 2011, with Rover Mining & Exploration Co. (“Rover”), a Nevada corporation; for the purpose of setting forth the terms and conditions upon which Uniwell will acquire from Rover 100% of all the assets and equity of Rover.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

Exhibit                               Description

10.1

Letter of Intent for the Exchange of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2011                                                   Uniwell Electronic Corporation

                                                                                                         /S/

                                                                                          ____________________

                                                                                             Luiz A. Brasil, CEO

 Exhibit 10.1

LETTER OF INTENT

This Letter of Intent dated this 3rd day of May, 2011 between Uniwell Electronic Corporation, the Delaware Corporation. (hereinafter referred to as “The Buyer") and Mr. Alfredo V. Navarro/ President, CEO, representing Rover Mining & Exploration Co., 9360 West Flamingo Road, Suite 110, Las Vegas, Nevada 89147 (hereinafter referred as “The Sellers”) is for the purpose of setting forth the terms and conditions upon which Uniwell will receive from The Sellers, 100% of all Mining Rights and Assets owned by The Sellers. The Mining Rights and Assets to be transferred to Uniwell from The Sellers is the 100% interest in Rover Mining & Exploration Co., Ltd. The terms of this Agreement shall be effective as of the date first stated herein.

In consideration of the mutual promises, covenants, and representations contained herein,

THE SELLER and UNIWELL AGREE AS FOLLOWS:

ARTICLE I

UNIWELL agrees to issue from Treasury to the Sellers, upon receipt of the 100% interest of Rover Mining & Exploration Co., 4,000,000 Common Shares of Uniwell. The issued shares shall bear a legion on the resale of said shares pending registration.

THE SELLERS shall transfer and assign to Uniwell 100% of the Mining Rights held by the Principal Shareholders of Rover Mining & Exploration Co., Ltd. and all tangible and intangible Assets owned and controlled by Rover Mining & Exploration Co., Ltd.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

UNIWELL is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this agreement . All actions taken by the Directors and/or shareholders of Uniwell have been valid and in accordance with the laws of The State of Delaware.

The execution of this exchange of shares by Uniwell, will not conflict with or result in any of the provisions of or constitute a default under any law, or other instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of representations and warranties made by The Seller, or in any certificate or memorandum furnished or to be furnished hereunder by The Seller contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading to Uniwell.

The Seller has complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

The Seller is not subjected to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, The Sellers have conduct their business in the normal course, and have not without the prior written approval of Uniwell, incur any liabilities not disclosed to Uniwell, transfer or dispose of any of the assets owned of  Uniwell, or enter into any contract, guarantee obligations of any third party.

This Letter of Intent for the Exchange of Common Stock and any provision thereof, may not be waived, changed, modified, or discharged orally, but only in writing signed by the parties hereto.

This Letter of Intent for the Exchange of Common Stock will contain the entire understanding between the parties hereto, and supersedes all prior and understandings both oral and written.

All notices, requests, demands, and other communications under this Letter of Intent for the Exchange of Common Stock shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows.

The Seller:

Rover Mining & Exploration Co.

9360 West Flamingo Road,

Suite 110,

Las Vegas, Nevada 89147

Attn:  Mr. Alfredo V. Navarro/ President/CEO

To Uniwell:

Uniwell Electronic Corporation

3950 Worthview Pl.

Mississauga, Ontario, Canada  L5N 6S7

Attn:  Mr. Luiz A. Brasil, President

All representations, warranties, covenants, contained in this Letter of Intent, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Letter of Intent for the Exchange of Common Stock.

The parties hereto shall cooperate with each other to achieve the purpose of this Letter of Intent for the Exchange of Common Stock, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

 Submitted and Received as of the 3rd day of May, 2011.

The Seller

Mr. Alfredo V. Navarro/ President/CEO,

9360 West Flamingo Road, Suite 110,

Las Vegas, Nevada 89147

                  /S/

 ______________________________

Alfredo V. Navarro/ President/CEO,

Authorized to bind the Company.

 The Buyer

Uniwell Electronic Corporation

            /S/

________________________

Luiz A. Brasil, President